Exhibit 10.1
English Translation

Asset Acquisition Agreement

This ASSET ACQUISITION AGREEMENT (the “Agreement”) is entered into as of June 29, 2007 by and between following parties in Deyang City, Sichuan Province.

Acquirer: Henan Zhongpin Food Share Co., Ltd. (“Party A”), is a limited liability corporation duly incorporated and validly existing under the laws of the People’s Republic of China, whose address is 21 Changshe Road, Changge City, Henan Province, and whose legal representative is Zhu Xianfu.

Acquiree: Deyang East China Food Company Limited (“Party B”), is a limited liability corporation duly incorporated and validly existing under the laws of the People’s Republic of China whose address is 1 Feiwu Village, Zhongjiang City, Cangshan County, Sichuan Province, and whose legal representative is Chen Kui.

WHEREAS, Party B desires to sell, transfer and assign to Party A, and Party A desires to purchase and acquire from Party B, all of its assets. Now therefore, after friendly negotiation, the parties hereto agree as follows:

SECTION 1  PURCHASE OF THE ASSETS

1.1 Purchase of the Assets

Party A agrees to purchase and acquire all of the assets from Party B, including the real estate of Guoxin Meat Packing Plant located in Deyang City, Cangshan County, its manufacturing equipment and facilities, office supplies and other materials which are specified in the “Assets List” attached hereto (hereafter referred to as the “Transferred Assets”), and Party B agrees to transfer and sell all such assets to Party A according to the terms and conditions of this Agreement.

1.2  Asset Delivery

Asset delivery is carried out in two parts as follows:

(1) The real estate and related facilities specified in the Assets List shall be delivered to Party A on the effective date of this agreement;

(2) Other assets, including the manufacturing equipment and office supplies, among other things, shall be delivered to Party A on the same date of Party A’s payment of the Purchase Price to Party B pursuant to Section 2 hereunder.

1.3  Procedures for Transferring Possession

(1) Party B shall assist and support Party A in transferring possession of the real estate with the registration authority department when Party B delivers the real estate specified in the Assets List pursuant to Section 1.2 and shall hand in the proprietorship certificate under Party B’s name.

(2) Party B agrees to provide Party A with the invoices, purchase contract and other materials related to the purchased assets pursuant to Section 1.2.

1.4  Release of Mortgage

Because Party B has mortgaged the Transferred Assets specified in the Assets List to Deyang Commercial Bank, Deyang Commercial Bank and Party B agree to terminate the Mortgage Contract signed between them within three business days of Party A’s payment of the Purchase Price to Party B. Furthermore, Party B shall arrange for the termination of the mortgage registration with the local real estate administrative organization and the Administration Bureau for Industry and Commerce and then shall hand over the property ownership certificates to Party A.

SECTION 2  PAYMENT PRICE

2.1 Purchase Price

In consideration for Party B’s sale, transfer and assignment of the Assets, Party A shall pay Party B the aggregate sum of RMB 49,950,000 (approximate U.S.$6,555,806 based on the currency exchange rate on 06/25/2007 ) (the “Purchase Price”).

2.2 Payment Terms

Party A covenants that the full Purchase Price shall be paid within three business days upon the execution of this agreement.

SECTION 3  REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties relating to Party A

Party A makes following representations and warranties to Party B:

(1) Party A is a limited liability corporation duly incorporated, validly existing and in good standing under the laws of the People’s Republic of China;

(2) Party A has the requisite corporate power and authority to enter into and perform this Agreement and the execution, delivery and performance of this agreement have been duly and validly authorized by all necessary corporate actions.

(3) When executed and delivered,this agreement shall constitute a valid and binding obligation of Party A in accordance with its terms.

3.2  Representations and Warranties relating to Party B

Party B makes the following representations and warranties to Party A:

(1) Party B is a limited liability corporation duly incorporated, validly existing and in good standing under the laws of the People’s Republic of China;

(2) Party B has the requisite corporate power and authority to enter into and perform this Agreement and the execution, delivery and performance of this agreement have been duly and validly authorized by all necessary corporate and legal actions (including all necessary governmental approvals);

(3) When executed and delivered, this agreement shall constitute a valid and binding obligation of Party B in accordance with its terms;

(4) The execution and performance of this agreement does not violate any existing contractual obligations to which Party B is a party; no proceedings, arbitrations or administrative procedures are pending that will impact the execution and performance of the obligations hereto;

(5) Party B has complete ownership of the transferred assets and is entitled to sell, transfer or assign all such assets and has no obligations or indebtedness including mortgages and guaranties other than those disclosed in the Assets List attached hereto;

(6) As of the date of execution of this Agreement until the date of completion of transfer of all the assets hereto, Party B shall not place additional obligations and/or indebtedness, including guaranties, on the transferred assets; shall not dispose of the transferred assets in any way; and guaranties that no event or condition has occurred that has had or could reasonably be expected to have a Material Adverse Effect on the assets;

(7) Necessary property insurance has been obtained for the Transferred Assets and such polices shall remain effective before and during the delivery of the related assets.

SECTION 4  DEFAULT OBLIGATIONS

4.1 Party A’s Default Obligations

(1) If Party A fails to pay the amount of the Purchase Price payable according to the Agreement, 0.01% of the delayed payment shall be charged for such default, which on no account shall exceed 10% of the total Purchase Price.

(2) If Party A delays in paying the Purchase Price due and the situation does not improve within 20 days after Party A’s receipt of notice from Party B of such default, Party B shall be allowed to terminate this agreement after 30 days notice to the other party in writing;

(3) If Party A defaults in its representations and warranties or other obligations hereto which makes Party B undergo damages or losses, Party B has the right to require Party A to indemnify it for any such losses.

4.2 Party B’s Default Obligations

(1) If Party B defaults in its representations and warranties or other obligations hereto and such default causes Party A to undergo damages or losses, Party A has the right to require Party B to indemnify it for all such losses. Party A is entitled to deduct the amount of the corresponding loss from the unpaid Purchase Price.

(2) Party B is responsible for assuming all obligations, penalties, compensations or tax obligations from any Third Party or governmental body which occurred before the delivery of the acquired assets to Party A. If Party A is exposed to any damages or losses, Party B has the obligation to indemnify Party A for such losses.

(3) If Party B fails to timely transfer its real estate pursuant to Section 1, Party B shall compensate Party A 0.03% of the Purchase Price per day as a penalty, which penalty on no account shall exceed 10% of the Purchase Price. If the situation does not improve within 20 days after Party B’s receipt of notice from Party A requiring the transfer of such real estate, Party A shall be allowed to terminate this Agreement after 30 days upon delivering such notice to Party B.

SECTION 5  FORCE MAJEURE

5.1 Force Majeure

If either Party delays or fails to perform the obligations hereto because of an event of force majeure such as earthquakes, typhoons, flood, fire and explosions, such Party shall notify the other Party immediately and provide documents certifying such event(s) within 15 days of such event’s occurrence explaining the reason of such delay or failure to perform the corresponding obligations.

5.2 Exemptions

In the event of force majeure, neither party shall be responsible for the other Party’s damage or loss arising from the delay or failure of performance. The party which claims to suffer the force majeure shall promptly take the measures to minimize the effects or influences arising from such force majeure events.

SECTION 6  OTHER STIPULATIONS

6.1 Amendments in Writing

This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties.

6.2 Effectiveness

The agreement shall be effective upon the execution by the respective corporate officers of the parties hereto.

6.3 Settlements of Disputes

The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be settled through friendly negotiations. If any dispute extends for longer than 30 days, either party is entitled to bring an arbitration action before the Zhengzhou Arbitration Commission. In connection with any such action or proceeding, both parties agree to submit to the jurisdiction of, and venue in, such court in accordance with the existing effective arbitration rules. The arbitration judgment will be final and shall be binding on each party.

6.4 Counterparts

This Agreement shall be executed in quadruplication, with two copies for each party, which copies shall be deemed to be of equal effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Party A: (Seal)
Legal representative:  /s/ Zhu Xianfu

Party B: (Seal)
Legal representative: /s/ Chen Kui

Exhibit I: Assets List

Assets List of Deyang East China Food Company Limited

I housing and building

No.	purpose	structure	NO. of storey	NO.of property right certificate	area of structure(sq.m.)	replacement unit price(yuan/square)	(%)newness rate	indicated value by cost approach (ten thousand yuan)
1	dormitory	mixed	4	01450	965.24	1250	95	114.62
2	boiler room	mixed	1	01451	145.14	1404.4	92	18.75
3	workshop(including freezer room)	mixed	1	01452	2940.68	4160	92	1125.46
4	waiting pens	mixed	1	01453	997.32	1099.4	95	104.16
5	office building	mixed	3	01454	943.5	1320	95	118.31
6	guard	mixed	1	01455	32.04	1243.2	95	3.78
7	workshop	mixed	1	01456	2039.61	1861.4	92	349.28
8	dining room	mixed	1		440	750	95	31.35
9	road	mixed			8522	160	92	125.44
10	bounding wall	brick-and-concrete			506	320	91	14.73
11	virescence	lawn and tree			1334	210	100	28.01
12	waiting pens	mixed	1		1000	1099.4	100	109.94
13	materials warehouse	mixed	1		360	1460	100	52.56
14	boiler room	mixed	1		216	1404.4	100	30.34
15	sewage treatment room and pool	mixed	1		745	1390	100	103.56
16	cold store	mixed	1		500	4160	100	208.00
total					21686.53			2538.3075

II. machine equipment

NO.	name	type	quantity	fixed number of year	storage place	unit value (ten thousand yuan0	newness rate	total value (ten thousand yuan)
1	freezing machine and equipment		1	10 ten years	inside factory
①	ammonia compressor	8ASJ-170	3	10 ten years	inside factory	23.4	85%	59.67
②	ammonia compressor	8ASJ-125	1	10 ten years	inside factory	18.6	85%	15.81
③	suspended suction fan	HLL150-250	8	10 ten years	inside factory	2.4	85%	16.32
④	pedestal suction fan	KLL-350	5	10 ten years	inside factory	4.6	85%	19.55
2	freezing machine and equipment		1	10 ten years	inside factory
①	Electrical Control Cabinet	135100-85100	4	10 ten years	inside factory	7.2	85%	24.48
②	floating liquid control machine	40	8	10 ten years	inside factory	0.84	85%	5.712
③	far- distance indicator	2007/1/4	4	10 ten years	inside factory	0.72	85%	2.448
④	ammonia valve	200-8	271	10 ten years	inside factory	0.08	85%	18.428
⑤	axis cooling machine	THO-116-4-35	28	10 ten years	inside factory	0.46	85%	10.948
⑥	upright condenser	HV-200	2	10 ten years	inside factory	9.6	85%	16.32
⑦	ammonia receiver	2A-50	1	10 ten years	inside factory	14.1	85%	11.985
⑧	Low pressure circulation receiver	DX2-3.5	2	10 ten years	inside factory	12.9	85%	21.93
⑨	intercooler	2L-10	1	10 ten years	inside factory	4.2	85%	3.57
⑩	folding screen pump	409-40	5	10 ten years	inside factory	0.78	85%	3.315
3	cutting pipeline		1	10 ten years	inside factory
①	stainless steel cutting bench	1/4/2007	2	10 ten years	inside factory	5.2	85%	8.84
②	Belts	1-2transmit	2	10 ten years	inside factory	1.6	85%	2.72
③	track	125	1	10 ten years	inside factory	36	85%	30.6
4	slaughter pipeline		1	10 ten years	inside factory
①	hogskin preshelled line	B-001 strip	1	10 ten years	inside factory	10.2	85%	8.67
②	barker	110strip	1	10 ten years	inside factory	0.94	85%	0.799
③	upright unhairing machine	001unhair	1	10 ten years	inside factory	5.8	80%	4.64
④	upright pig cleaning machine	160 cleaning	2	10 ten years	inside factory	3.6	80%	5.76
⑤	track	125	1	10 ten years	inside factory	111	80%	88.8
5	switchboard stainless steel fan	135#	5	10 ten years	inside factory	0.12	85%	0.51
6	refrigeratory equipment	30×10	345stere	10 ten years	inside factory	0.39	85%	114.3675
7	air condition diffuser air supply	ASJ-010	28	10 ten years	inside factory	1.2	85%	28.56
8	air-condition place with a draught	ABL-002	3	10 ten years	inside factory	5.6	85%	14.28
9	air-conditioner muffler	AJY-500	6	10 ten years	inside factory	0.2	85%	1.02
10	general screen ,main electric screen and split screen	1# 2#	6	10 ten years	inside factory	2.8	85%	14.28
11	capacitance assistant screen	005#	2	10 ten years	inside factory	13.5	85%	22.95
12	control cabinet	21	3	10 ten years	inside factory	5.2	85%	13.26
13	suspended controller	50	21	10 ten years	inside factory	0.1	85%	1.785
14	vacuum machine	600#	2	8 eight years	inside factory	0.84	85%	1.428
15	sewage treatment equipment		1	8 eight years	inside factory	126	70%	88.2
16	diesel oil electrical machine unit	100KW	1	8 eight years	inside factory	5.4	60%	3.24
17	water supply		1	8 eight years	inside factory	65	92%	59.8
18	circuit		1	8 eight years	inside factory	98	92%	90.16
19	transformer	315KWA	2	8 eight years	inside factory	21.3	92%	39.192
20	boiler	a complete set of equipment	1	8 eight years	inside factory	150	100%	150
21	boiler	2 ton chain boiler	1	8 eight years	inside factory	31.5	100%	31.5
	total					801.37		1055.8475

III. electronic equipment

No.	name	type	quantity	years	storage place	unit value	newness rate	Total Value
1	1T Weigh-bridge	HT9800-P	1	eight years	inside factory	0.7	70%	0.49
2	5T Weigh-bridge	HT9800-B	1	eight years	inside factory	2.1	70%	1.47
3	300KGPrice computing scale	H300-C	2	eight years	inside factory	0.3	85%	0.51
4	60KG computing weighing scales	H3205-F	5	eight years	inside factory	0.2	85%	0.85
5	1T Weigh-bridge	H3104-E	2	eight years	inside factory	0.3	70%	0.42
6	Weigh-bridge	H3114-G	4	eight years	inside factory	0.8	70%	2.24
1	Hisence air-condition	KFR-3301GW/D	7	eight years	inside factory	0.26	90%	1.638
2	Hisence air-condition	KFR-65LW/D	1	eight years	inside factory	0.2	90%	0.18
3	Hisence air-condition	KFR-7208LW/D	2	eight years	inside factory	0.32	90%	0.576
4	computer and printer	6C/500 LQ-670KT	2	eight years	inside factory	0.48	90%	0.864
5	52 inch color TV	SONY-52	1	eight years	inside factory	0.47	90%	0.423
6	29 inch color TV	ZINI9000	1	eight years	inside factory	0.3	90%	0.27
	total					6.43		9.931

IV. Low Value and Easily Consumed Material

(I)　materials and appliance

No.	name	type	quantity	years	storage place	unit value (ten thousand yuan)	newness rate	total value (ten thousand yuan)
1	zinc pipe	Ф50	114	10 ten years	inside factory	0.011	85%	1.0659
2	steels		94.069ton	10 ten years	inside factory	0.47162721	85%	37.7107
3	stainless steel pothook	1-300hang	300	10 ten years	inside factory	0.008	95%	2.28
4	pushcart		7	8 eight years	inside factory	0.042	80%	0.2352
5	warehouse man handbarrow		13	8 eight years	inside factory	0.036	80%	0.3744
6	stainless steel pushcart		20	8 eight years	inside factory	0.045	85%	0.765
7	stainless steel cutting bench		36	8 eight years	inside factory	0.012	85%	0.3672
8	stainless steel prechilled frame		32	8 eight years	inside factory	0.21	85%	5.712
9	quarantine and inspection stainless steel vehicle		4	8 eight years	inside factory	0.03	85%	0.102
10	freezing tray		1800	8 eight years	inside factory	0.003	85%	4.59
	total					0.86862721		53.2024

(II)   office product

No.	name	type	quantity	years	storage place	unit value (ten thousand yuan)	newness rate	total value(ten thousand yuan)
1	double table	1jinheng-1	12	eight years	inside factory	0.023	80%	0.2208
2	single tabke	2jinheng-2	7	eight years	inside factory	0.015	80%	0.084
3	office wooden chair	3jinheng-3	56	eight years	inside factory	0.007	80%	0.3136
4	big conference table	4jinheng-4	1	eight years	inside factory	0.4	80%	0.32
5	leather conference chair	5jinheng-5	20	eight years	inside factory	0.03	80%	0.48
6	garerobe cabinet for all workers		50	eight years	inside factory	0.02	80%	0.8
7	boss table	6jinheng-6	1	eight years	inside factory	0.2	80%	0.16
8	boss chair	7jinheng-7	1	eight years	inside factory	0.2	80%	0.16
9	leather sofa	8jinheng-8	2	eight years	inside factory	0.7	80%	1.12
10	big book cabinet	9jinheng-9	1	eight years	inside factory	0.04	80%	0.032
11	double simmous bed	10jinheng-10	11	eight years	inside factory	0.12	80%	1.056
12	quarto door garderobe	1jinheng-11	1	eight years	inside factory	0.13	80%	0.104
13	dresser and stool	12jinheng-12	1	eight years	inside factory	0.03	80%	0.024
14	Filing cabinet	QB1097-1991	15	eight years	inside factory	0.02	80%	0.24
15	telephone			eight years	inside factory	0.01	80%	0.024
	total					1.945		5.1384

V. land

No. of parcel Land	land value in terms of per unit area (yuan/square)	area of structure(sq.m.)	No. of certificate	land-value amount	method	term
01 parcel land 01	218.5	60996.4		1332.7713	grant	50
total				1332.7713